Exhibit 10.36

RENEWAL, EXTENSION AND

MODIFICATION AGREEMENT

This Renewal, Extension and Modification Agreement (this “Modification Agreement”) is made effective as of December 23, 2011 (the “Effective Date”), by and among VIEWPOINT BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Lender”), and RF MONOLITHICS, INC., a Delaware corporation (“Grantor/Borrower”).

R E C I T A L S

A. Lender is the holder of that certain Promissory Note (Commercial-Single Advance) (the “Note”), dated as of April 13, 2009, in the original principal amount of $900,000, made by Grantor/Borrower to Lender, which Note evidenced a loan (the “Loan”) made by Lender to Grantor/Borrower. To secure the repayment of the Note, Grantor/Borrower also executed and delivered a Deed of Trust (the “Deed of Trust”), dated as of April 13, 2009, recorded April 15, 2009, in/under Clerk’s File No. 200900107815 in the Real Property Records of Dallas County, Texas, that granted a lien on the property described in Exhibit A to this Modification Agreement (the “Property”). As a material inducement to Lender to make the Loan, Grantor/Borrower also executed and delivered that certain Commercial Loan Agreement (Commercial-Single Advance) (the “Loan Agreement”), dated as of April 13, 2009.

B. Lender and Grantor/Borrower have agreed to renew, extend and modify the Note, the Deed of Trust, the Loan Agreement and all other documents evidencing, securing or pertaining to the Loan (such documents, together the “Loan Documents”) as set forth hereinbelow.

AGREEMENTS

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Lender and Grantor/Borrower hereby agree as follows:

1. Note Balance. Prior to or concurrently with the execution of this Modification Agreement, Grantor/Borrower has or will reduce the outstanding principal balance of the Note to $745,000.

2. Maturity Date. The Maturity Date of the Note (as such term is used or referred to in the Note and the other Loan Documents) is changed from April 23, 2014, to December 23, 2021.

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3. Treasury Index Rate. A new definition is added to the Note, which reads as follows:

Treasury Index Rate: The rate of interest per annum on the five (5) year United States Treasury Securities on a business day. The Treasury Index Rate shall be determined by reference to the “Money Rates” section of The Wall Street Journal as long as the Treasury Index Rate is reported therein. If publication of the Treasury Index Rate in The Wall Street Journal is discontinued, Lender shall determine the Treasury Index Rate from other comparable sources. If the Treasury Index Rate or information establishing the Treasury Index Rate no longer is available, Lender shall select a comparable index which shall become the Treasury Index Rate. Lender’s determination of the Treasury Index Rate in the absence of manifest error shall be conclusive and binding on Borrower.

4. Note Rate. The definition of Note Rate contained in the Note is hereby modified to read as follows:

Note Rate. “Note Rate” means: (i) during the period beginning on the date of this Note and ending on December 22, 2011, a per annum rate of the greater of (x) six and one half percent (6.5%), or (y) the Index Rate on the date in question plus one percent (1%), but not to exceed the Maximum Lawful Rate; (ii) during the period beginning on December 23, 2011, and ending on December 22, 2016, a per annum rate of five and one-half percent (5.50%); and (iii) during the period beginning on December 23, 2016, and ending on the Maturity Date, a per annum rate of the greater of (x) five and one half percent (5.50%), but not to exceed the Maximum Lawful Rate, or (y) the Treasury Index Rate on the date in question plus two and three-fourths percent (2.75%), but not to exceed the Maximum Lawful Rate. Notwithstanding the foregoing, if the Note Rate for any period is limited to the Maximum Lawful Rate, the Note Rate shall remain at the Maximum Lawful Rate until an amount of interest has accrued on this Note equal to the amount of interest which could not accrue on this Note because of the limitation of the Note Rate to the Maximum Lawful Rate.

5. Payment. Section 5 of the Note is hereby modified to read as follows:

5. PAYMENT. The principal of this Note shall be due and payable in one hundred fifty-one (151) monthly installments of Five Thousand and No/100 Dollars ($5,000.00) per month plus a one hundred fifty-second (152nd) and final installment in the amount of the entire unpaid principal balance of this Note. Each installment of principal shall be accompanied by the payment of all accrued and unpaid interest on the outstanding principal balance of this Note. The first payment of principal and interest shall be due and payable on May 23, 2009, and another payment shall be due on the twenty-third (23rd) day of each calendar month thereafter until December 23, 2021, on which date the entire unpaid principal balance of this Note, together with all accrued and unpaid interest and any other charges or fees owed to Lender, shall be due and payable in full. The monthly principal installments on this Note are based on a fifteen (15) year amortization of principal. All payments on this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any reasonable expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents; (ii) the payment of accrued but unpaid interest hereon; and (iii) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity.

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6. Payment of Fees and Expenses. Grantor/Borrower agrees to pay to Lender or reimburse Lender for (i) a $10,000 origination fee for the renewal/extension of the Loan evidenced by this Modification Agreement, (ii) the premium for a T-38 title policy endorsement in connection with the renewal/extension of the Loan evidenced by this Modification Agreement and any other charges of the title company in connection with the issuance of such endorsement, (iii) the reasonable attorneys’ fees and expenses of Lender’s counsel in connection with the negotiation/preparation of this Modification Agreement, and (iv) other reasonable expenses incurred by Lender in connection with this Modification Agreement.

7. Conforming Amendments/Conflicts. Lender and Grantor/Borrower agree that the Loan Documents are amended hereby wherever necessary to conform to the terms and conditions contained in this Modification Agreement. In the event of any conflict or inconsistency between the terms and conditions contained in this Modification Agreement and the terms and conditions contained in the Loan Documents, the terms and conditions contained in this Modification Agreement shall control.

8. Renewal/Extension. Lender and Grantor/Borrower hereby agree that the Note, the Deed of Trust and the other Loan Documents are renewed and extended by this Modification Agreement.

9. Reaffirmation. Lender and Grantor/Borrower hereby represent and agree that there are no oral agreements which modify any of the Loan Documents and that the Loan Documents, as expressly modified herein, constitute the entire agreement between Lender and Grantor/Borrower with respect to the Loan. Grantor/Borrower hereby re-affirms and re-states, as of the date hereof, all covenants, representations and warranties set forth in any of the Loan Documents, and Lender and Grantor/Borrower consent to the amendments to the Loan Documents contained in this Modification Agreement and agree that nothing contained in this Modification Agreement shall impair or affect Lender’s rights under any of the Loan Documents. Nothing contained herein shall constitute, and there has not otherwise occurred, any extinguishment or release of or substitution for the obligations and agreements of Grantor/Borrower under the Loan Documents, and nothing herein shall constitute, and there has not otherwise occurred, any novation with respect to the Note or any of the other Loan Documents. Except as expressly modified herein, all terms, covenants and provisions of the Loan Documents shall remain unaltered and in full force and effect as originally written, and Lender and Grantor/Borrower do hereby expressly ratify and confirm the Note and the other Loan Documents as modified hereby.

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10. Representations. Grantor/Borrower hereby warrants, represents and certifies to Lender the following facts, knowing that Lender requires, and is relying upon, the warranties, representations and certifications contained in this paragraph as a condition to entering into this Modification Agreement:

(a) No Defenses. As of the date hereof, Grantor/Borrower has no defense, right of setoff, counterclaim, claim or cause of action of any kind or description against Lender related to: (i) payment of the principal sum described in the Note; (ii) payment of interest under the Note; (iii) payment of any other sums due and payable under the Note or any of the other Loan Documents; (iv) performance of any obligations under the Loan Documents; or (v) any of Lender’s acts or omissions with respect to the Property, the Loan Documents or Lender’s performance under the Loan Documents with respect to the Property. To the extent Grantor/Borrower now has any defenses, rights of setoff, counterclaims, claims or causes of action against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entireties.

(b) Enforceable Obligations. The Loan Documents executed by Grantor/Borrower are valid and enforceable against the parties executing the same in accordance with their respective terms. Lender is not in default, and no event has occurred which, with the passage of time, giving of notice or both, would constitute a default by Lender of Lender’s obligations under the terms and provisions of the Loan Documents.

(c) Strict Performance. Lender’s agreement to modify the Note and the other Loan Documents, as set forth herein, is without prejudice to Lender’s right at any time hereafter to exercise any right or remedy conferred upon Lender in the Note or in any of the other Loan Documents or otherwise available at law or in equity, and shall not constitute a waiver of Lender’s right to insist upon strict performance by Grantor/Borrower of Grantor/Borrower’s obligations under the Note and the other Loan Documents.

11. No Waiver or Implication. This Modification Agreement modifies the Loan Documents and in no way acts as a release or relinquishment of any lien, security interest, right, title, privilege or remedy created by any of the Loan Documents or now or hereafter existing at law or in equity. The liens and security interests of the Loan Documents securing payment of the Note (as the Note has been herein modified) are hereby renewed and confirmed by Grantor/Borrower in all respects and shall continue to be enforceable and shall remain in full force and effect until the entire principal amount of the Note, as modified by this Modification Agreement, and all accrued but unpaid interest thereon, and all other sums secured by the Loan Documents have been fully and finally paid. Grantor/Borrower hereby agrees that nothing contained herein shall constitute a waiver by Lender of any default, whether known or unknown, which may now or hereafter exist under the Note or any of the other Loan Documents. Grantor/Borrower hereby further agrees that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Grantor/Borrower hereby acknowledges and agrees that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent or enter into any further agreement or modification with respect to the Loan or any matter relating to the Loan.

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12. Additional Documentation. From time to time, Grantor/Borrower shall execute or procure and deliver to Lender such other and further documentation evidencing, securing or pertaining to the Loan or the Loan Documents as reasonably requested by Lender so as to evidence or effect the terms and provisions hereof. Upon Lender’s request, Grantor/Borrower shall cause to be delivered to Lender an opinion of counsel, satisfactory to Lender as to form, substance and rendering attorney, opining as to: (i) the validity and enforceability of this Modification Agreement and the terms and provisions hereof and any other agreement executed in connection with the transaction contemplated thereby; (ii) the authority of Grantor/Borrower to execute, deliver and perform Grantor/Borrower’s obligations under the Loan Documents, as hereby modified; and (iii) such other matters reasonably requested by Lender.

13. Authority. Each person executing this Modification Agreement on behalf of Lender and Grantor/Borrower warrants and represents that the applicable person has the authority to execute and deliver this Modification Agreement on behalf of the entity for which such person is executing and delivering this Modification Agreement and that, upon execution and delivery of this Modification Agreement by such person, this Modification Agreement will be binding upon and enforceable against the entity for which such person is executing and delivering this Modification Agreement.

14. Exhibits. All exhibits to this Modification Agreement are incorporated into this Modification Agreement by reference for all purposes.

15. Multiple Counterparts/Electronic Execution. This Modification Agreement may be executed in multiple counterparts, all of which shall constitute one and the same agreement. It is expressly understood and agreed by all parties hereto that executed counterparts of this Modification Agreement transmitted by e-mail, facsimile or other electronic means shall be effective as originals.

16. Binding Effect. This Modification Agreement is binding upon and inures to the benefit of Lender and Grantor/Borrower and their respective heirs, devisees, executors, administrators, personal representatives, successors and assigns.

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EXECUTED by Lender and Grantor/Borrower on the date of each party’s acknowledgment, but dated and made effective for all purposes as of the Effective Date.

LENDER:

VIEWPOINT BANK, NATIONAL ASSOCIATION

By	/s/ Patrick Burns
Patrick Burns Vice President

THE STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on December         , 2011, by Patrick Burns, a Vice President of ViewPoint Bank, National Association, on behalf of said national association.

Notary Public in and for the State of Texas

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EXECUTED by Lender and Grantor/Borrower on the date of each party’s acknowledgment, but dated and made effective for all purposes as of the Effective Date.

GRANTOR/BORROWER:

RF MONOLITHICS, INC., a Delaware corporation

By	/s/ Harley E Barnes III
Harley E Barnes, III Chief Financial Officer

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on                                 , 2011, by Harley E Barnes, III, Chief Financial Officer of RF Monolithics, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public in and for the State of

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EXHIBIT A

Legal Description

Lot 1, in Block 1 of R F Monolithics, an addition to the City of Farmers Branch, Dallas County, Texas, according to the Map or Plat thereof recorded in Volume 2003125, page 96 of the Plat Records of Dallas County, Texas.

ViewPoint Bank/RF Monolithics Renewal, Extension and Modification Agreement	Exhibit A